As filed with the Securities and Exchange Commission on May 16, 2000.

                                               Registration No. 333-______
__________________________________________________________________________

                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                    __________________________________

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933
                    __________________________________

                         BOISE CASCADE CORPORATION
           (Exact name of registrant as specified in its charter)

           Delaware                                     82-0100960
	(State or other jurisdiction of                      (I.R.S. Employer
	 incorporation or organization)                     Identification No.)

     1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001
          (Address of Principal Executive Offices)         (Zip Code)
                    __________________________________

                         BOISE CASCADE CORPORATION
                         DIRECTOR STOCK OPTION PLAN
                          (Full title of the plan)
                    __________________________________

                              JOHN W. HOLLERAN
        Senior Vice President, Human Resources, and General Counsel
                         Boise Cascade Corporation
                            Post Office Box 50
                          Boise, Idaho 83728-0001
                  (Name and address of agent for service)
                    __________________________________

                               208/384-6161
       (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE
__________________________________________________________________________
                                    Proposed       Proposed
                                    maximum        maximum
                      Amount        offering       aggregate   Amount of
Title of securities   to be         price per      offering   registration
 to be registered   registered        share        price(1)      fee(1)
__________________________________________________________________________

Common Stock,      100,000 shares    $32.875      $3,287,500    $867.90
$2.50 par value

Common Stock       100,000 shares      N/A            N/A         N/A
Purchase Rights(2)
__________________________________________________________________________

(1) The shares of Common Stock being registered will be issued in connection with the Director Stock Option Plan. The aggregate offering price and registration fee have been calculated in accordance with 17 C.F.R. 230.457(h) and in accordance with
     Section 6(b) of the Securities Act of 1933. The average of the high and low prices for the Common Stock reported in the consolidated reporting system used for this purpose on May 9, 2000, was $32.875 per share.

(2) Rights are evidenced by certificates for shares of the Common Stock and automatically trade with such Common Stock.
__________________________________________________________________________

                         BOISE CASCADE CORPORATION
                           Cross-reference sheet

Item in      Page or Caption in Director Stock
Form S-8     Option Plan Registration Statement

1........    Inapplicable

2........    Inapplicable

3........    Incorporation of Documents by Reference

4........    Description of Securities

5........    Interests of Named Experts and Counsel

6........    Indemnification of Directors and Officers

7........    Inapplicable

8........    Exhibits

9........    Undertakings

                 Incorporation of Documents by Reference

     The SEC allows us to "incorporate by reference" the information we file with them. This means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934:

     1.   Annual Report on Form 10-K for the year ended December 31, 1999;

     2.   Interim Report on Form 10-Q for the quarter ended March 31,
          2000;

     3. Definitive Proxy Statement dated March 22, 2000, used in connection with the Annual Meeting of Shareholders held on April 20, 2000;

     4.   Current Report on Form 8-K filed on April 20, 2000; and

     5. The description of the company's common stock which appears on pages 19 to 22 of its Registration Statement on Form 10 filed with the Commission on April 5, 1965, and in the amendments thereto on Form 8 dated May 24, 1965, and March 4, 1986.

     You may request a copy of these filings, at no cost, by contacting us at the following:

                       Investor Relations Department
                         Boise Cascade Corporation
                                P.O. Box 50
                          Boise, Idaho 83728-0001
                               208/384-6390
                           e-mail:  bcweb@bc.com


                         Description of Securities

     This Registration Statement covers a maximum of 100,000 shares of the company's common stock and common stock purchase rights related to those shares.


                   Interests of Named Experts and Counsel

     The audited financial statements incorporated by reference in this Registration Statement were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. These financial statements are incorporated by reference in reliance upon the authority of that firm as experts in accounting and auditing in giving such reports.

     The legality of the issuance of the common stock is being passed upon for us by John W. Holleran, our Senior Vice President, Human Resources, and General Counsel. As of December 31, 1999, Mr. Holleran was the beneficial owner of 1,180 shares of our common stock and 960 shares of our Convertible Preferred Stock, Series D, in the Employee Stock Option Plan. Mr. Holleran holds options to purchase shares of our common stock under a company stock option plan and holds stock units under the 1995 Executive Officer Deferred Compensation Plan.


                 Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware authorizes the company to indemnify its directors and officers under specified circumstances. Our Restated Certificate of Incorporation and bylaws provide that we shall indemnify, to the extent permitted by Delaware law, our directors, officers, and employees against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arises out of their status as directors, officers, or employees. The company has agreements with each director to indemnify him or her to the fullest extent permitted by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers pursuant to the above provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933. These provisions are, therefore, unenforceable.

     Our directors and officers are insured, under insurance policies maintained by the company, against certain expenses incurred in the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been directors or officers.


                                 Exhibits

     Required exhibits are listed in the Index to Exhibits and are incorporated by reference.



                               Undertakings

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)    Not applicable.

          (ii)   Not applicable.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4.   Not applicable.

     5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 28, 2000, incorporated by reference in Boise Cascade Corporation's Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this Registration Statement.


							       /s/Arthur Andersen LLP

							       ARTHUR ANDERSEN LLP

Boise, Idaho
May 16, 2000

                             Power of Attorney

     Each person whose signature appears below appoints George J. Harad and John W. Holleran, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits and other documents, any and all amendments (including post-effective amendments) to this Registration Statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

                                Signatures

     Pursuant to the requirements of the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boise, state of Idaho, on May 16, 2000.

                                   BOISE CASCADE CORPORATION


                                   By /s/George J. Harad
                                      George J. Harad
                                      Chairman of the Board and
                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 16, 2000.

      Signature                             Title


/s/George J. Harad                    Chairman of the Board and
      George J. Harad                  Chief Executive Officer
                                     (Principal Executive Officer)


/s/Theodore Crumley                   Senior Vice President and
      Theodore Crumley                 Chief Financial Officer
                                     (Principal Financial Officer)


/s/Thomas E. Carlile                  Vice President and Controller
     Thomas E. Carlile               (Principal Accounting Officer)

          Signature                                Title

A Majority of the Directors

/s/George J. Harad                                Director
     George J. Harad

/s/Philip J. Carroll                              Director
     Philip J. Carroll

/s/Rakesh Gangwal                                 Director
     Rakesh Gangwal

/s/Edward E. Hagenlocker                          Director
     Edward E. Hagenlocker

/s/Robert K. Jaedicke                             Director
     Robert K. Jaedicke

/s/Donald S. Macdonald                            Director
     Donald S. Macdonald

/s/Gary G. Michael                                Director
     Gary G. Michael

/s/A. William Reynolds                            Director
     A. William Reynolds

/s/Francesca Ruiz de Luzuriaga                    Director
     Francesca Ruiz de Luzuriaga

/s/Jane E. Shaw                                   Director
     Jane E. Shaw

/s/Frank A. Shrontz                               Director
     Frank A. Shrontz

                                                  Director
     Carolyn M. Ticknor

/s/Ward W. Woods, Jr.                             Director
     Ward W. Woods, Jr.


Dated:  May 16, 2000

                             INDEX TO EXHIBITS


                     Filed With Registration Statement
                                on Form S-8
                          ______________________


Number                    Description                        Page Number

4              Boise Cascade Corporation Director
               Stock Option Plan, As Amended Through
               December 9, 1999

5              Opinion of John W. Holleran, Senior Vice
               President, Human Resources, and General
               Counsel for the Company

23.1           Consent of Independent Public Accountants
               (included in Registration Statement)

23.2           Consent of Counsel (included in Exhibit 5)

24             Power of Attorney (included on signature page)